      As filed with the Securities and Exchange Commission on September 30, 1999
                                                      Registration No. 333-85765

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                        DIAMOND MULTIMEDIA SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)

          Delaware                                              77-0390654
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)

                              2880 Junction Avenue
                             San Jose, CA 95134-1922
                                 (408) 325-7000
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                                                        With copies to:
       Kenneth F. Potashner                         Jeffrey D. Saper, Esq.
            President                                  Robert Day, Esq.
 Diamond Multimedia Systems, Inc.                      Anil Patel, Esq.
       2880 Junction Avenue                    Wilson Sonsini Goodrich & Rosati
     San Jose, CA 95134-1922                          650 Page Mill Road
          (408) 325-7000                             Palo Alto, CA 94304
                                                        (650) 493-9300

 (Name, address, including zip code, and telephone number, including area code, of agent for service)


     The Registration Fee was previously calculated and paid in connection with the filing of the Registration Statements on Form S-8 as set forth below.

     No exhibits are filed with this Post-Effective Amendment.

     In connection with the acquisition of Diamond Multimedia Systems, Inc. (the "Registrant") by S3 Incorporated, the Registrant is filing this post effective amendment to Registration Statement on the Form S-8 registering 272,775 shares under the Registrant's 1992 Stock Option Plan, 2,373,921 shares under the Registrant's 1994 Stock Option Plan, 250,000 shares under the Registrant's 1995 Employee Stock Purchase Plan, and 175,000 shares under the Registrant's 1995 Director Option Plan (File No. 33-91118); the Form S-8 registering 381,248 shares under the Supra 1993 Stock Option Plan (File No. 33-98470); the Form S-8 registering 2,000,000 shares under the Registrant's 1994 Stock Option Plan (File No. 333-08351); the Form S-8 registering 200,000 shares under the Registrant's 1995 Employee Stock Purchase Plan (File No. 333-37855); the Form S-8 registering 373,333 shares under the Binar 1995 Stock Option Plan (File No. 333-40101); the Form S-8 registering 563,707 shares under the Registrant's 1992 Stock Option Plan (File No. 333-49151); the Form S-8 registering 1,200,000 shares under the Registrant's 1998 Stock Option Plan and 200,000 shares under the Registrant's 1995 Employee Stock Option Plan (File No. 333-61147); and the Form S-8 registering 150,000 shares under the Registrant's 1995 Director Option Plan, 400,000 shares under the Registrant's 1995 Employee Stock Purchase Plan and 353,997 shares under the Registrant's 1998 Nonstatutory Stock Option Plan (File No. 333-85765).

     Accordingly, the Registrant hereby withdraws from registration under such Registration Statements on Form S-8 all shares remaining under Registrant's stock option and stock purchase plans (the "Remaining Shares").

     This Post Effective Amendment is being filed for the sole purpose of deregistering the Remaining Shares.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, in the capacity and on the date indicated, thereunto duly authorized in the City of San Jose, State of California.

                        DIAMOND MULTIMEDIA SYSTEMS, INC.


Signed: September 30, 1999             By: /s/ KENNETH F. POTASHNER
                                           --------------------------------
                                           Kenneth F. Potashner, President,
                                           Treasurer and Sole Director



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


Date: September 30, 1999               By: /s/ KENNETH F. POTASHNER
                                           ---------------------------------
                                           Kenneth F. Potashner, President,
                                           Treasurer and Sole Director